Exhibit 10.19
RELEASE OF CERTAIN GUARANTORS
Reference is made to that certain Fourth Supplemental Indenture, dated as of February 8, 2021 (the “Fourth Supplemental Indenture”), among Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust), a Maryland real estate investment trust, U.S. Bank National Association, as Trustee (the “Trustee”), each of the Subsidiaries listed on Schedule 1 attached hereto (each, a “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors, to the Indenture, dated as of February 18, 2016 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 4.375% Senior Notes due 2031 (the “Notes”). The terms defined in the Fourth Supplemental Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 6 of the Fourth Supplemental Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of each Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of each Released Guarantor of all other obligations under the Fourth Supplemental Indenture, the Indenture or the Notes, each as of January 28, 2022.

Dated as of January 28, 2022.
U.S. Bank National Association, as Trustee
By:    /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

SCHEDULE 1
RELEASED GUARANTORS

1.The LSMD Fund 30 Newcrossing LLC (formerly known as SNH 30 Newcrossing Inc.)
2.The LSMD Fund Concord LLC (formerly known as SNH Concord LLC)